Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-224978, 333-196456 and 333-157168) of Repligen Corporation, and

(2)	Registration Statement (Form S-3 No. 333-211436) of Repligen Corporation

of our reports dated March 1, 2019 with respect to the consolidated financial statements of Repligen Corporation and the effectiveness of internal control over financial reporting of Repligen Corporation, included in this Annual Report (Form 10-K) of Repligen Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2019